EXHIBIT 99.2

Worlds Online Inc.

Introduction to Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of the Membership Interest Purchase Agreement between MariMed Advisors Inc., a wholly owned subsidiary of Worlds Online Inc. and Sigal Consulting LLC, a Massachusetts limited liability company, on the historical financial position and results of operations of Worlds Online Inc.

The pro forma balance sheet as of June 30, 2014 is based on the unaudited consolidated balance sheet of Worlds Online Inc. and the unaudited balance sheet of Sigal Consulting LLC. The pro forma statement of operations for the six months ended June 30, 2014 is based on the unaudited consolidated statement of operations for Worlds Online Inc. and the unaudited statement of operations of Sigal consulting LLC for the six months ended June 30, 2014. The pro forma statement of operations for the year ended December 31, 2013 is based on the audited consolidated statement of operations for Worlds Online Inc. for the year ended December 31, 2013 and the audited statement of operations of Sigal Consulting LLC for the period from August 16, 2013 (inception) through to December 31, 2013.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2014 and for the year ended December 31, 2013 assumes that the transaction was consummated on January 1, 2013. The unaudited pro forma condensed combined balance sheet as of June 30, 2014 assumes the transaction was consummated on that date.

The information presented in the unaudited pro forma condensed combined financial statements does not purport to represent what the financial position or results of operations of Worlds Online Inc. would have been had the transaction occurred as of the dates indicated, nor is it indicative of the future financial position or results of operations for any period of Worlds Online Inc.

The pro forma adjustments are based upon available information and certain assumptions that the management of Worlds Online Inc. believes are reasonable under the circumstances.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes of Worlds Online Inc. and Sigal Consulting LLC.

(1)

Worlds Online Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2014
					Pro Forma
	Worlds	Sigal	Pro Forma		Combined
	Online Inc.	Consulting LLC	Adjustment		Total

ASSETS
Current Assets
Cash	$358,153	$284,307			$642,460
Accounts receivables	—	55,500			55,500
Advance to Client	—	72,000			72,000
Due from client	—	100			100
Trading securities	7,373	—			7,373
Total Current Assets	365,526	411,907			777,433

Other Assets
Licenses and domain names	—	425,000			425,000
Deposits	—	32,500			32,500
Total Other Assets	—	457,500			457,500

TOTAL ASSETS	$365,526	$869,407			$1,234,933

Current Liabilities
Accounts Payables	$—	$103,426			$103,426
Accrued expenses	692,591	18,000			710,591
Account payable - related party	200,129	—			200,129
Due to Affiliate	—	20,000			20,000
Note payable	450,000	500,000			950,000
License fee payable	—	250,000			250,000
Deferred revenue	226,950	—			226,950
Total Current Liabilities	1,569,670	891,426			2,461,096

Other Liabilities
Due to members	—	75,072			75,072
Total Other Liabilities	—	75,072			75,072
					—
Total Liabilities	$1,569,670	$966,498			$2,536,168

Stockholders' (Deficit)

Common Stock (Par value $0.001 authorized 100,000,000 shares, issued and outstanding 31,954,236 on June 30, 2014	$31,954	$—	31,954	A	$63,908
Common stock subscribed but not yet issued	400	—			400
Common Stock Warrants	1,165,563	—			1,165,563
Additional Paid in Capital	(392,521)		6,609,033	A B C	6,216,512
Members capital	—	(97,091)	97,091	C	—
Accumulated Deficit	(2,009,540)	—	(6,741,095)	A B C D	(8,750,635)
Non-controlling interest			3,017	D	3,017
Total stockholders deficit	$(1,204,144)	$(97,091)			$(1,301,235)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$365,526	$869,407			$1,234,933

See accompanying notes to (unaudited) pro forma financial statements.

(2)

Worlds Online Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2014

	Worlds	Sigal
	Online Inc.	Consulting LLC	Pro Forma		Pro Forma Combined
			Adjustment		Total
Revenues
Revenue	$444	$149,250			$149,694
Total	444	149,250			149,694

Cost and Expenses
Cost of Revenue	4,900	47,526			52,426
Gross (Loss)	(4,456)	101,724			97,268

Option Expense	35,999	—			35,999
Selling, General & Admin.	99,302	75,660			174,962
Payroll and related taxes	96,250	10,391			106,641
Total expenses	231,551	86,051			317,602
Operating (loss)	(236,007)	15,673			(220,334)

Other Income (Expense):
Gain on trading securities	5,404	—			5,404
Unrealized loss on trading securities	(6,208)	—			(6,208)
Interest expense	(1,299)	(9,516)			(10,815)
Loss on extinguishment of debt	(19,078)	—			(19,078)
Impairment loss on goodwill				C	—
Net (Loss)	$(257,189)	$6,157			$(251,032)

Less: Net income attributable to noncontrolling interests			3,017	D	3,017
Net (loss) attributable to WORX common shareholders					$(254,048)

Pro forma (loss) per share					$(0.01)

Number of Shares Affected by the Transaction					31,954,236	E

See accompanying notes to (unaudited) pro forma financial statements.

(3)

Worlds Online Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2013

	Worlds	Sigal Consulting LLC
	Online Inc.	For the period from			Pro Forma
	Year ended	August 16, 2013 (inception)	Pro Forma		Combined
	December 31, 2013	through December, 31, 2013	Adjustment		Total

Revenues
Revenue	$904	$109,000			$109,904
Total	904	109,000			109,904

Cost and Expenses
Cost of Revenue	26,285	98,630			124,915
Gross (Loss)	(25,381)	10,370			(15,011)

Option Expense	3,198	—			3,198
Common stock issued for services rendered	94,000	—			94,000
Selling, General & Admin.	182,055	108,062			290,117
Payroll and related taxes	253,510	—			253,510
Total expenses	532,763	108,062			640,825
Operating (loss)	(558,145)	(97,692)			(655,837)

Other Income (Expense):
Gain on trading securities	6,684	—			6,684
Unrealized loss on trading securities	(2,696)	—			(2,696)
Unrealized gain on trading securities	18,550	—			18,550
Interest expense	—	(5,556)			(5,556)
Impairment loss on goodwill				C
Net (Loss)	$(535,607)	$(103,248)			$(638,855)

Less: Net (loss) attributable to noncontrolling interests			(50,592)	D	(50,592)
Net (loss) attributable to WORX common shareholders					$(588,263)

Pro forma (loss) per share					$(0.02)

Number of Shares Affected by the Transaction					31,954,236	E

See accompanying notes to (unaudited) pro forma financial statements.

(4)

Worlds Online Inc.

Notes to Pro Forma Condensed Combined Financial Statements

On May 19, 2014, Worlds Online Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Agreement”) between MariMed Advisors Inc. (“MariMed”), a wholly owned subsidiary of the Company, Sigal Consulting LLC (“Sigal”), a Massachusetts limited liability company, and the Members of Sigal (“Sellers”). The transaction was completely closed on September 29, 2014, and an 8-K was filed on October 3, 2014. Pursuant to the Agreement, the Company acquired all of the interest in Sigal Consulting LLC through MariMed in consideration to Sellers for an aggregate amount of (i) The Company’s common stock equal to 50% of the Company’s outstanding common stock on the Closing Date; (ii) three million stock options of the Company to purchase the Company’s common stock which are exercisable over five years with various exercise price and (iii) 49% of MariMed’s outstanding common stock on the Closing Date. As a result, the Company indirectly owned 51% of Sigal Consulting LLC through its 51% ownership in MariMed.

The transaction is accounted for as a purchase acquisition/merger wherein the Company is both accounting acquirer and legal acquirer. Accordingly, the accounting acquirer records the assets purchased and liabilities assumed as part of the merger and the portion that fair value of common stock issued and options granted for acquisition over the book value of Signal is recorded as goodwill, which is impaired in full subsequently.

A = Subsequently record 31,954,236 new common shares issued to Sellers. The fair value of the stock issuance was determined by the market value of the Company’s common stock on the granted date at a price of approximately $.19 per share.

B = Subsequently record 3,000,000 stock options granted to Sellers. The fair value of the stock options was measured using the Black-Scholes valuation model on the grant date.

C = Eliminate negative members capital in Sigal, which increased the impairment loss on goodwill by the same amount. The impairment loss on goodwill in total amount of $6,738,078 was not included in pro forma income statement since it was material nonrecurring charge directly resulting from the transaction.

D = Reflect the 49% minority interest in Sigal.

E = The denominator in computing pro forma loss per shares is 31,954,236 shares, representing outstanding shares affected by the transaction per 8-K above, excluding 3,000,000 stock options due to their anti-dilutive feature.